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Exhibit 99.2

Report of Independent Auditors

To the Board of Directors and Shareholders of Dayton Superior Corporation:

        We have audited the accompanying consolidated balance sheet of Dayton Superior Corporation (an Ohio corporation) and Subsidiaries (the "Company") as of December 31, 2002, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. Our audit also included the 2002 financial statement schedule listed in the index to the financial statements. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the 2002 consolidated financial statements and financial statement schedule based on our audit. The consolidated financial statements and financial statement schedule as of December 31, 2001, and for each of the two years in the period then ended, before the revisions described in Note 3(d) and Note 14 to the consolidated financial statements, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and stated that such 2001 and 2000 financial statement schedule, when considered in relation to the 2001 and 2000 basic financial statements taken as a whole, presented fairly in all material respects, the information set forth therein, in their report dated January 25, 2002.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the 2002 consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the 2002 financial statement schedule, when considered in relation to the 2002 basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 3(d) to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to adopt Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

        As discussed above, the consolidated financial statements of Dayton Superior Corporation and Subsidiaries as of December 31, 2001 and for the two years in the period then ended were audited by other auditors who have ceased operations. These consolidated financial statements have been revised as follows: (a) as described in Note 3(d), these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", which was adopted by the Company as of January 1, 2002. Our audit procedures with respect to the disclosures in Note 3(d) with respect to 2001 and 2000 included (i) comparing the previously reported net loss to the previously issued consolidated financial statements and the adjustments to reported net loss representing amortization expense (including any related tax effects) recognized in those periods to the Company's underlying records obtained from management, and (ii) testing the mathematical accuracy of the reconciliation of adjusted net loss to reported net loss; (b) as described in Note 14, these consolidated financial statements and related notes as of December 31, 2001 and for the two years in the period ended December 31, 2001, have been revised to provide disaggregations of certain financial statement amounts and note disclosures. Our audit procedures with respect to the financial statement amounts and note disclosures described in Note 14 included (i) comparing the previously reported amounts to the Company's underlying records obtained from management and (ii) testing the mathematical accuracy of the disaggregation; and (c) as described in Note 9, the Company changed the composition of its reportable segments in the first quarter of 2003, and the amounts disclosed in the 2002, 2001 and 2000 consolidated financial statements relating to reportable segments have been restated to conform to the 2003 composition of reportable segments. We audited the adjustments that were applied to the related disclosures for the reportable segments reflected in the 2002, 2001 and 2000 consolidated financial statements. Our audit procedures included (i) comparing the adjustment amounts of segment revenues, operating income and assets to the Company's underlying analysis obtained from management and (ii) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such disclosures and adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of the Company other than with respect to such disclosures. Accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

Deloitte & Touche LLP

Dayton, Ohio
February 14, 2003, except for Note 9, as to which the date is May 20, 2003

Report Of Independent Public Accountants

To Dayton Superior Corporation:

        We have audited the accompanying consolidated balance sheets of Dayton Superior Corporation (an Ohio corporation) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive income (loss) for each of the three years in the period ended December 31, 2001. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dayton Superior Corporation and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

        Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Part IV, Item 14(a)(2) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                      ARTHUR ANDERSEN LLP

Cincinnati, Ohio
January 25, 2002

        NOTE: The report of Arthur Andersen LLP presented above is a copy of a previously issued Arthur Andersen LLP report. This report has not been reissued by Arthur Andersen LLP nor has Arthur Andersen LLP provided a consent to the inclusion of its report in this Form 10-K.

        NOTE: The consolidated financial statements as of December 31, 2001 and for the two years in the period then ended have been revised to include: (i) the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (see Note 3(d)), and (ii) disaggregations of certain financial statement amounts and note disclosures (see Note 14), and (iii) changes in the composition of reportable segments (see Note 9). The report of Arthur Andersen LLP presented above does not extend to these changes.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
As of December 31
(Amounts in thousands, except share amounts)

	2002	2001
ASSETS (Note 4)
Current assets:
Cash	$2,404	$4,989
Accounts receivable, net of allowances for doubtful accounts and sales returns and allowances of $4,861 and $7,423	61,165	51,628
Inventories (Note 3)	47,911	47,900
Prepaid expenses and other current assets	7,054	9,637
Prepaid income taxes	4,009	1,225
Future income tax benefits (Notes 3 and 8)	6,194	7,962

Total current assets	128,737	123,341

Rental equipment, net (Note 3)	63,160	71,323

Property, plant and equipment (Note 3)
Land and improvements	5,536	5,860
Building and improvements	26,268	26,461
Machinery and equipment	72,042	67,731

	103,846	100,052
Less accumulated depreciation	(42,600)	(39,931)

Net property, plant and equipment	61,246	60,121

Goodwill (Notes 2 and 3)	107,328	126,810
Intangible assets, net of accumulated amortization (Notes 2 and 3)	8,405	9,816
Other assets	5,095	5,432

Total assets	$373,971	$396,843

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt (Note 4)	$6,991	$5,001
Accounts payable	25,667	27,340
Accrued compensation and benefits	20,948	19,935
Other accrued liabilities	9,380	14,122

Total current liabilities	62,986	66,398
Long-term debt (Note 4)	292,545	286,945
Deferred income taxes (Notes 3 and 8)	11,919	13,365
Other long-term liabilities (Note 7)	10,762	13,414

Total liabilities	378,212	380,122

Commitments and contingencies (Note 10)
Shareholders' equity (deficit) (Note 6)
Class A common shares; no par value; 5,000,000 shares authorized; 4,043,857 and 4,026,402 shares issued and 4,010,160 and 3,997,114 shares outstanding	102,525	102,044
Loans to shareholders	(2,878)	(3,030)
Class A treasury shares, at cost, 36,747 and 29,288 shares in 2002 and 2001	(1,184)	(979)
Cumulative other comprehensive loss	(1,716)	(589)
Accumulated deficit	(100,988)	(80,725)

Total shareholders' equity (deficit)	(4,241)	16,721

Total liabilities and shareholders' equity (deficit)	$373,971	$396,843

The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended December 31
(Amounts in thousands)

	2002	2001	2000
Net sales (Note 3)	$378,284	$393,700	$367,845
Cost of sales	249,408	254,430	229,523

Gross profit	128,876	139,270	138,322
Selling, general and administrative expenses	91,221	97,532	92,941
Facility closing and severance expenses (Note 11)	5,399	7,360	2,517
Amortization of goodwill and intangibles	603	3,912	2,508

Income from operations	31,653	30,466	40,356
Other expenses
Interest expense	33,967	35,024	22,574
Non-recurring item—lawsuit judgment (Note 10b)	—	—	15,341
Loss on disposals of property, plant and equipment	1,115	—	—
Other expense	80	95	293

Income (loss) before provision (benefit) for income taxes, extraordinary item and cumulative effect of change in accounting principle	(3,509)	(4,653)	2,148
Provision (benefit) for income taxes (Note 8)	(386)	(1,179)	1,471

Income (loss) before extraordinary item and cumulative effect of change in accounting principle	(3,123)	(3,474)	677
Extraordinary loss, net of income tax benefit of $2,949 (Note 1)	—	—	(4,812)

Loss before cumulative effect of change in accounting principle	(3,123)	(3,474)	(4,135)
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754 (Note 3d)	(17,140)	—	—

Net loss	(20,263)	(3,474)	(4,135)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit of $389	—	—	583

Net loss available to common shareholders	$(20,263)	$(3,474)	$(4,718)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Consolidated Statements of Shareholders' Equity (Deficit)
Years Ended December 31, 2002, 2001, and 2000
(Amounts in thousands, except share amounts)

	Class A Common Shares			Class A Treasury Shares
							Retained Earnings (Accumulated Deficit)
			Loans to Shareholders			Other Comprehensive Loss
	Shares	Amount		Shares	Amount			Total
Balance as December 31, 1999	5,962,200	$47,417	—	19,017	$(387)	$(254)	$41,996	$88,772
Net loss							(4,135)	(4,135)
Dividends on Company obligated mandatorily—redeemable convertible trust preferred securities							(583)	(583)
Foreign currency translation adjustments						(86)		(86)
Exercise of stock options, net	344,353	5,106	(2,039)					3,067
Retirement of Class A treasury shares	(19,017)	(349)		(19,017)	387		(38)	—
Issuance of Class A common shares and warrants, net of issuance costs	3,492,205	90,477						90,477
Redemption of Class A common shares	(6,085,751)	(49,825)					(114,491)	(164,316)

Balances at December 31, 2000	3,693,990	92,826	(2,039)	—	—	(340)	(77,251)	13,196
Net loss							(3,474)	(3,474)
Foreign currency translation adjustment						(249)		(249)
Issuance of Class A common shares	323,278	8,986	(909)					8,077
Purchase of Class A treasury shares			51	29,288	(979)			(928)
Exercise of stock options, net	9,134	232	(133)					99

Balances at December 31, 2001	4,026,402	102,044	(3,030)	29,288	(979)	(589)	(80,725)	16,721
Net loss							(20,263)	(20,263)
Foreign currency translation adjustment						92		92
Change in minimum pension liability (net of income tax benefit of $151)						(1,219)		(1,219)
Issuance of Class A common shares	17,455	481	(350)					131
Purchase of Class A common shares				7,459	(205)			(205)
Repayments of loans to shareholders			502					502

Balance at December 31, 2002	4,043,857	$102,525	$(2,878)	36,747	$(1,184)	$(1,716)	$(100,988)	$(4,241)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31
(Amounts in thousands)

	2002	2001	2000
Cash Flows From Operating Activities:
Net loss	$(20,263)	$(3,474)	$(4,135)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Extraordinary loss	—	—	4,812
Cumulative effect of change in accounting principle (Note 3d)	17,140	—	—
Depreciation	20,850	18,290	12,613
Amortization of goodwill and intangibles	603	3,912	2,508
Deferred income taxes	3,228	(2,972)	(975)
Amortization of deferred financing costs, debt discount, and issuance costs on Company-obligated mandatorily redeemable convertible trust preferred securities	2,335	2,251	1,349
Net gain on sales of rental equipment and property, plant and equipment	(20,851)	(14,184)	(9,846)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(9,537)	7,348	(7,292)
Inventories	(11)	(1,410)	(1,386)
Prepaid expenses and other assets	2,119	(8,533)	(1,441)
Prepaid income taxes	(2,784)	2,710	(2,713)
Accounts payable	(1,673)	671	1,549
Accrued liabilities and other long-term liabilities	(8,406)	3,614	2,818

Net cash provided by (used in) operating activities	(17,250)	8,223	(2,139)

Cash Flows From Investing Activities:
Property, plant and equipment additions	(11,277)	(9,924)	(11,678)
Proceeds from sale of fixed assets	2,010	169	195
Rental equipment additions	(18,411)	(25,933)	(18,110)
Proceeds from sales of rental equipment	35,641	22,742	17,309
Acquisitions (Note 2)	—	(40,850)	(25,054)
Refund of purchase price on acquisitions	—	143	2,148

Net cash provided by (used in) investing activities	7,963	(53,653)	(35,190)

Cash Flows From Financing Activities:
Repayments of long-term debt	(4,141)	(48,532)	(122,185)
Issuance of long-term debt	8,050	93,751	239,171
Proceeds from sale/leaseback transaction	2,258	—	—
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements (Note 1)	—	—	(476)
Financing cost on unused long-term debt commitment	—	—	(750)
Issuance of common shares, net of issuance costs	131	5,334	93,544
Redemption of common shares and purchase of treasury shares	(205)	(928)	(164,316)
Repayments of loans to shareholders, net	502	—	—
Financing costs incurred	—	(791)	(9,761)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	—	—	(583)

Net cash provided by financing activities	6,595	48,834	34,644

Effect of Exchange Rate Changes on Cash	107	(197)	(86)

Net increase (decrease) in cash	(2,585)	3,207	(2,771)
Cash, beginning of year	4,989	1,782	4,553

Cash, end of year	$2,404	$4,989	$1,782

Supplemental Disclosures:
Cash paid (refunded) for income taxes	$(1,149)	$(1,532)	$1,494
Cash paid for interest	31,862	32,348	20,501
Purchase of equipment on capital lease	2,758	—	—
Issuance of Class A common shares and loans to shareholders	350	909	2,039
Conversion of Company-obligated mandatorily redeemable convertible trust preferred securities into long-term debt	—	—	23,375
Issuance of warrants attached to senior subordinated notes	—	—	3,166
Issuance of Class A common shares in conjunction with acquisitions	—	2,842	—

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Consolidated Statements of Comprehensive Loss
Years Ended December 31
(Amounts in thousands)

	2002	2001	2000
Net loss	$(20,263)	$(3,474)	$(4,135)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities	—	—	(583)
Other comprehensive income
Foreign currency translation adjustment	92	(249)	(86)
Change in minimum pension liability (net of income tax benefit of $151)	(1,219)	—	—

Comprehensive loss	$(21,390)	$(3,723)	$(4,804)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2002, 2001 and 2000
(Dollar amounts in thousands, except share and per share amounts)

(1) The Company

        The accompanying consolidated financial statements include the accounts of Dayton Superior Corporation and its wholly-owned subsidiaries (collectively referred to as the "Company"). All intercompany transactions have been eliminated.

        The Company believes it is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and of metal accessories used in masonry construction. The Company has a distribution network consisting of 18 manufacturing/distribution plants and 26 service/distribution centers in the United States and Canada. The Company employs approximately 700 salaried and 1,200 hourly personnel, of whom approximately 600 of the hourly personnel and four of the salaried personnel are represented by labor unions. There is one collective bargaining agreement expiring in 2003, covering hourly employees at the Parsons, Kansas facility.

        On January 19, 2000, the Company signed a definitive merger agreement with an affiliate of Odyssey Investment Partners, LLC ("Odyssey"), the manager of a New York based private equity investment fund, for $27.00 per share in cash. The transaction was completed on June 16, 2000 and was recorded as a recapitalization. Accordingly, the Company has not recorded any goodwill or purchase accounting adjustments, but will remain subject to certain ownership requirements.

        In connection with the recapitalization, the Company refinanced its existing bank indebtedness. Additionally, the Dayton Superior Capital Trust, which held solely debentures, was dissolved. The Company-obligated mandatorily redeemable convertible trust preferred securities converted to debentures having the right to receive cash in the amount of $22.00, plus accrued interest, per preferred security.

        As a result, the Company recorded an extraordinary loss in 2000 of $4,812 from the early extinguishment of long-term debt, comprised of the following:

Expense deferred financing costs on previous long-term debt	$2,719
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements	476
Expense issuance costs on Company-obligated mandatorily redeemable convertible trust preferred securities	1,691
Prepayment premium on conversion of Company-obligated mandatorily redeemable convertible trust preferred securities into debentures	2,125
Financing cost for unused long-term debt commitment	750

7,761
Income tax benefit	(2,949)

Extraordinary loss	$4,812

(2) Acquisitions

  (a) AnconCCl Inc.—

        On June 19, 2001, the Company acquired the stock of AnconCCL Inc., dba BarLock ("BarLock") for approximately $9,900 in cash, including acquisition costs. The payment was funded through the

Company's credit facility. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of BarLock have been included in the accompanying financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $10,800, including goodwill of $7,100) and liabilities assumed (approximately $900). Pro forma financial information is not required as this was not a significant acquisition.

  (b) Aztec Concrete Accessories, Inc.—

        On January 4, 2001, the Company acquired the stock of Aztec Concrete Accessories, Inc. ("Aztec") for approximately $32,800, including acquisition costs. The payment of the purchase price consisted of cash of approximately $29,900 and 105,263 common shares valued at approximately $2,900. The cash portion was funded through the issuance of 189,629 common shares valued at approximately $5,100 to Odyssey Investment Partners Fund, LP and an increase of approximately $24,800 to the credit facility. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of Aztec have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $44,000, including goodwill of $35,400) and liabilities assumed (approximately $11,200, including a deferred compensation liability of approximately $7,700). Pro forma financial information is not required as this was not a significant acquisition.

  (c) Conspec Marketing And Manufacturing Co., Inc.—

        On July 17, 2000, the Company acquired all of the stock of Conspec Marketing & Manufacturing Co., Inc., and related entities ("Conspec", now known as Dayton Superior Specialty Chemical Corp.), for $24,300 in cash, including acquisitions costs, a payment of approximately $1,000 in 2001 for a tax election, and net of a working capital reduction of approximately $100 received in 2001. The payments were funded through the Company's credit facility. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of Conspec have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $29,600, including goodwill of $19,500) and liabilities assumed (approximately $5,300). Pro forma financial information is not required as this was not a significant acquisition.

  (d) Polytite Manufacturing Corp.—

        On February 9, 2000, the Company acquired substantially all of the assets and assumed certain of the liabilities of Polytite Manufacturing Corp. ("Polytite") for approximately $1,600 in cash, including acquisition costs. The business is being operated as part of the Company's concrete accessories business.

        The acquisition has been accounted for as a purchase, and the results of Polytite have been included in the accompanying consolidated financial statements since the date of acquisition. The purchase price has been allocated based on the fair values of the assets acquired (approximately $2,100, including goodwill of $1,500) and liabilities assumed (approximately $500). Pro forma financial information is not required as this was not a significant acquisition.

(3) Summary of Significant Accounting Policies

  (a) Inventories—

        The Company values all inventories at the lower of first-in, first-out ("FIFO") cost or market. The Company provides net realizable value reserves which reflect the Company's best estimate of the excess of the cost of potential obsolete and slow moving inventory over the expected net realizable value. Following is a summary of the components of inventories as of December 31, 2002 and December 31, 2001:

	December 31, 2002	December 31, 2001
Raw materials	$15,984	$11,581
Work in progress	3,069	3,624
Finished goods	29,932	34,639

	48,985	49,844
Net realizable value reserve	(1,074)	(1,944)

	$47,911	$47,900

  (b) Rental Equipment—

        Rental equipment is manufactured by the Company for resale and for rent to others on a short-term basis. Rental equipment is recorded at the lower of FIFO cost or market and is depreciated over the estimated useful life of the equipment, three to fifteen years, on a straight-line method. The balances as of December 31, 2002 and 2001 are net of accumulated depreciation of $24,181 and $20,002, respectively. Rental revenues and cost of sales associated with rental revenue are as follows:

	For the year ending
	December 31, 2002	December 31, 2001	December 31, 2000
Rental revenue	$42,801	$54,577	$55,441
Cost of sales	14,096	12,101	8,889

Gross profit	$28,705	$42,476	$46,552

        Effective January 1, 2002, the Company changed its accounting estimates relating to the depreciable life of a portion of its rental fleet. The change was based upon a study performed by the Company that showed that the useful life of certain items within the rental fleet was shorter than the fifteen-year life previously assigned. The study showed that a three-year life was more appropriate based upon the nature of these products. These products include smaller hardware and accessories that accompany steel forms and the recently introduced European forming systems. As a result of the change, the Company recorded incremental depreciation of approximately $4,000 in 2002, which is reflected in cost of goods sold in the accompanying December 31, 2002 consolidated statement of operations.

        Effective January 1, 2001, the Company changed its accounting estimates relating to the depreciable life of a portion of its rental fleet. The change was based upon a study performed by the Company that showed that the renovation of the plywood surface of certain products within the rental fleet extended the useful life beyond normal repair and maintenance. Accordingly, the Company began capitalizing rather than expensing these renovation related expenditures. Simultaneously, the useful lives of the plywood surface was reduced from fifteen years to three years to match the useful life of the renovation. As a result of the change, the Company recorded incremental depreciation of approximately $2,300 in 2001, which is reflected in cost of goods sold in the accompanying December 31, 2001 consolidated statement of operations.

  (c) Property, Plant and Equipment—

        Property, plant and equipment are valued at cost and depreciated using straight-line methods over their estimated useful lives of 10-30 years for buildings and improvements and 3-10 years for machinery and equipment.

        Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the improvement. Improvements and replacements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Included in the cost of property, plant and equipment are assets obtained through capital leases, all included in machinery and equipment. As of December 31, 2002 the cost of assets under capital lease is $2,758, net of accumulated depreciation of $256. Depreciation expense related to machinery and equipment under capital lease was $256 for the period ended December 31, 2002.

  (d) Goodwill and Intangible Assets—

        Amortization is provided over the term of the loan (7 to 9 years) for deferred financing costs, the term of the agreement (5 years) for non-compete agreements, and over the estimated useful life (3 years) for intellectual property. Amortization of non-compete agreements and intellectual property is reflected as "Amortization of goodwill and intangibles" in the accompanying consolidated statements of operations. The estimated aggregate amortization expense for each of the next three years is as follows: $533 in 2003, $515 in 2004, and $286 in 2005. Amortization of deferred financing costs is reflected as "Interest expense" in the accompanying consolidated statements of operations. The estimated aggregate interest expense for each of the next five years related to the amortization of deferred financing costs is as follows: $1,391 in 2003, $1,365 in 2004, $1,336 in 2005, $1,116 in 2006, and $841 in 2007. Intangible assets consist of the following at December 31:

	2002	2001
Deferred financing costs	$10,550	$10,550
Intellectual property	690	690
Covenants not to compete	1,595	996

	12,835	12,236
Less: accumulated amortization	(4,430)	(2,420)

	$8,405	$9,816

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 revises the accounting for future business combinations to only allow the purchase method of accounting. In addition, the two statements preclude amortization of goodwill for periods beginning after December 15, 2001. Instead, an annual review of the recoverability of the goodwill and intangible assets is required. Certain other intangible assets continue to be amortized over their estimated useful lives. The Company adopted SFAS No. 142 effective January 1, 2002. As a result of adopting SFAS No. 142, the Company recorded a non-cash charge in 2002 of $17,140 ($19,894 of goodwill, less an income tax benefit of $2,754), which is reflected as a cumulative effect of change in accounting principle in the accompanying December 31, 2002 consolidated statement of operations. This amount does not affect the Company's ongoing operations. The goodwill arose from the acquisitions of Dur-O-Wal in 1995, Southern Construction Products in 1999, and Polytite in 2000, all of which manufacture and sell metal accessories used in masonry construction. The masonry products market has experienced weaker markets and significant price competition, which has had a negative impact on the product line's earnings and fair value.

        The following is a reconciliation from reported net loss to net loss adjusted for the amortization of goodwill:

	Year Ended
	December 31, 2002	December 31, 2001	December 31, 2000
Net loss before cumulative effect of change in accounting principle, as reported	$(3,123)	$(3,474)	$(4,135)
Amortization of goodwill, net of tax benefit	—	3,375	2,181

Net loss before cumulative effect of change in accounting principle, as adjusted	$(3,123)	$(99)	$(1,954)

  (e) Income Taxes—

        Deferred income taxes are determined by applying current statutory tax rates to the cumulative temporary differences between the carrying value of assets and liabilities for financial reporting and tax purposes.

  (f) Environmental Remediation Liabilities—

        The Company accounts for environmental remediation liabilities in accordance with the American Institute of Certified Public Accountants issued Statement of Position 96-1, "Environmental Remediation Liabilities," ("SOP 96-1"). The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

  (g) Foreign Currency Translation Adjustment—

        The financial statements of foreign subsidiaries and branches are maintained in their functional currency (Canadian dollars) and are then translated into U.S. dollars. The balance sheets are translated at end of year rates while revenues, expenses and cash flows are translated at weighted average rates throughout the year. Translation adjustments, which result from changes in exchange rates from period to period, are accumulated in a separate component of shareholders' equity. Transactions in foreign currencies are translated into U.S. dollars at the rate in effect on the date of the transaction. Changes in foreign exchange rates from the date of the transaction to the date of the settlement of the asset or liability are recorded as income or expense.

  (h) Revenue Recognition—

        We recognize revenue from product sales when the product is shipped from our facilities and risk of loss and title have passed to the customer or, at the customer's written request and where the customer has made a fixed commitment to purchase goods on a fixed schedule consistent with the customer's business and where risk of ownership has passed to the buyer, the goods are set-aside in storage and the Company does not retain any specific performance obligations such that the earning process is not complete. For transactions where we have not obtained customer acceptance, revenue is deferred until the terms of acceptance are satisfied. On rental equipment sales, revenue is recognized and recorded on the date of shipment. Rental revenues are recognized ratably over the terms of the rental agreements.

  (i) Use of Estimates—

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates. Examples of accounts in which estimates are used include the reserve for excess and obsolete inventory, the allowance for doubtful accounts and sales returns and allowances, the accrual for self-insured employee medical claims, the self-insured product and general liability accrual, the self-insured workers' compensation accrual, accruals for litigation losses, the valuation allowance for deferred tax assets, actuarial assumptions used in determining pension benefits, and actuarial assumptions used in determining other post-retirement benefits.

  (j) New Accounting Pronouncements—

        In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that an obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred. Subsequent to initial measurement, an entity recognizes changes in the amount of the liability resulting from the passage of time and revisions to either the timing or amount of estimated cash flows. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not believe this pronouncement will have a material impact on its consolidated financial position, results of operations, or cash flows.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," that address the disposal of a segment of a business. The Statement also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, and generally would be applied prospectively for disposal activities initiated by a commitment to a plan made after the entity's initial adoption of the Statement. The adoption of this pronouncement did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows. In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002, with earlier adoption encouraged. The Company does not believe this pronouncement will have a material impact on its consolidated financial position, results of operations, or cash flows.

        In July 2002, the FASB issued Statement of SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring or other exit or disposal activity. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company is assessing the impact of the adoption of this standard and does not believe this pronouncement will have a material impact on its consolidated financial position, results of operations or cash flows.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS 148 amends FASB statement No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of Opinion No. 28 is effective for interim periods beginning after December 15, 2002. Although the Company has not changed to the fair value method, the disclosure requirements of this statement have been adopted. In November 2002, the FASB issued Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements in this interpretation are required for financial statements of periods ending after December 15, 2002. The initial measurement provisions of the interpretation are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The Company does not believe this pronouncement will have a material impact on its consolidated financial position, results of operations, or cash flows. In January 2003, the FASB issued Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities, an Interpretation of APB No. 50." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not believe this pronouncement will have a material impact on our financial position, results of operations and cash flows.

  (k) Stock Options—

        The Company measures compensation cost for stock options issued using the intrinsic value-based method of accounting in accordance with Accounting Principles Board Opinion (APB) No. 25. If compensation cost for the Company's stock options had been determined based on the fair value method of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and net income per share would have been reduced to the unaudited pro forma amounts as follows:

		2002	2001	2000
Net income (loss) available to common shareholders:	As Reported	$(20,263)	$(3,474)	$(4,718)
	Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effect	(284)	(633)	(1,068)

	Pro Forma	$(20,547)	(4,107)	(5,786)

(4) Credit Arrangements

        The Company has a credit facility that consists of (i) a $50,000 revolving credit facility maturing June 2006, (ii) a $30,000 acquisition facility, converting from revolving loans into term loans four years from the closing and maturing June 2006 and (iii) term loan facilities in an aggregate principal amount of $122,000, consisting of a $23,500 tranche A facility maturing June 2006 and a $98,500 tranche B facility maturing June 2008. The credit facility provides that the Company will repay (i) the tranche A facility in quarterly installments commencing March 2002, (ii) the tranche B facility in quarterly installments, commencing March 2002 and (iii) the acquisition facility, in equal quarterly installments commencing in June 2004. The credit facility has several interest rate options, which reprice on a short-term basis.

        At December 31, 2002, the Company had outstanding letters of credit of approximately $8,700, and the Company had available borrowings of approximately $31,200 under its revolving credit facility. The average borrowings, maximum borrowings, and weighted average interest rate on the revolving credit facility and its predecessors for the periods indicated are as follows:

	For the year ended
	December 31, 2002	December 31, 2001	December 31, 2000
Average borrowings	$15,156	$8,980	$5,965
Maximum borrowing	29,275	26,425	16,420
Weighted average interest rate, including commitment fee for unused portion of revolving credit facility	6.4%	10.4%	10.6%

        The credit facility contains certain restrictive covenants, which require that, among other things, the Company maintain a minimum interest coverage ratio, not exceed a certain leverage ratio, maintain a minimum EBITDA, as defined, and limit its capital expenditures. The Company was in compliance with its loan covenants as of December 31, 2002.

        On October 23, 2002, the Company obtained an amendment to the senior credit facility to relax certain financial ratios that the Company was required to maintain. The adjustments affect the eight fiscal quarters, beginning with the quarter ended December 31, 2002.

        The credit facility is secured by substantially all assets of the Company.

        The Company has an Economic Development Loan from the city of Parsons, Kansas. The loan is payable in quarterly installment of $8 through July 2005. The loan is secured by real estate in Parsons.

        In July 2002, the Company completed a transaction for the sale and leaseback of its forklift fleet. The transaction resulted in proceeds of $2,258 and a gain of $397, which was deferred and is being amortized over the term of the leases. Amortization expense during the year ended December 31, 2002 was approximately $100. The unamortized deferred gain at December 31, 2002 was approximately $300. A portion of the fleet was recorded as a capital lease and an initial capital lease obligation of $1,740 was recorded. The remaining fleet is recorded as an operating lease. Following is a summary of the Company's long-term debt as of December 31, 2002 and 2001:

	2002	2001
Revolving credit facility, weighted average interest rate of 6.0%	$10,050	$2,000
Acquisition credit facility, weighted average interest rate of 4.6%	9,250	9,250
Term Loan Tranche A, weighted average interest rate of 4.6%	19,391	22,161
Term Loan Tranche B, weighted average interest rate of 5.2%	97,516	98,500
Senior Subordinated Notes, interest rate of 13.0%	170,000	170,000
Debt discount on Senior Subordinated Notes	(10,374)	(11,297)
Debentures previously held by Dayton Superior Capital Trust, payable on demand, interest rate of 9.1%	1,110	1,214
Capital lease obligation	2,507	—
City of Parsons, Kansas Economic Development Loan, interest rate of 7.0%	86	118

Total long-term debt	299,536	291,946
Less current portion	(6,991)	(5,001)

Long-term portion	$292,545	$286,945

        Scheduled maturities of long-term debt and future minimum lease payments under capital leases are:

Year	Long-term Debt	Capital Leases	Total
2003	$6,283	$796	$7,079
2004	9,639	707	10,346
2005	11,491	558	12,049
2006	31,683	414	32,097
2007	47,034	274	47,308
Thereafter	201,273	149	201,422

Long-Term Debt and Lease Payments	307,403	2,898	310,301
Less: Debt Discount	(10,374)	—	(10,374)
Less: Amounts Representing Interest	—	(391)	(391)

	$297,029	$2,507	$299,536

        The fair value of the Senior Subordinated Notes, based on the last trade price of $86 per unit, was $146,200 at December 31, 2002. The fair market value of the Company's other fixed rate long-term debt is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2002, the estimated fair value of the debentures previously held by Dayton Superior Capital Trust is $1,763. The estimated fair value of the City of Parsons, Kansas Economic Development Loan is $60. The estimated fair value of the credit facility approximates its face value, as this facility has variable interest rates tied to market rates.

        The Senior Subordinated Notes (the "Notes") have a principal amount of $170,000 and mature in June 2009. The Notes were issued at a discount, which is being accreted to the face value using the effective interest method and is reflected as interest expense. The Notes were issued with warrants that allow the holder to purchase 117,276 of the Company's Class A Common Shares for $0.01 per share. The Company's wholly-owned domestic subsidiaries (Aztec Concrete Accessories, Inc.; Trevecca

Holdings, Inc.; Dayton Superior Specialty Chemical Corp.; Symons Corporation; and Dur-O-Wal, Inc.) have guaranteed the Notes. The wholly-owned foreign subsidiaries of the Company are not guarantors with respect to the Notes and do not have any credit arrangements senior to the Notes. The following supplemental consolidated condensed balance sheets as of December 31, 2002 and 2001, the supplemental consolidated condensed statements of operations and cash flows for the years ended December 31, 2002, 2001 and 2000 depict in separate columns, the parent company, those subsidiaries which are guarantors, those subsidiaries which are non-guarantors, elimination adjustments and the consolidated total. This financial information may not necessarily be indicative of the result of operations or financial position of the subsidiaries had they been operated as independent entities.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Balance Sheet
As of December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash	$1,605	$(687)	$1,486	$—	$2,404
Accounts receivable, net	30,223	30,487	455	—	61,165
Inventories	23,408	23,180	1,323	—	47,911
Intercompany	56,498	(56,414)	(84)	—	—
Other current assets	8,555	8,539	163	—	17,257

TOTAL CURRENT ASSETS	120,289	5,105	3,343	—	128,737
Rental equipment, net	4,268	58,846	46	—	63,160
Property, plant and equipment, net	25,690	35,378	178	—	61,246
Investment in subsidiaries	123,041	—	—	(123,041)	—
Other assets	53,497	67,331	—	—	120,828

TOTAL ASSETS	$326,785	$166,660	$3,567	$(123,041)	$373,971

LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)
Current maturities of long-term debt	$6,991	$—	$—	$—	$6,991
Accounts payable	13,983	11,407	277	—	25,667
Accrued liabilities	18,022	12,152	154	—	30,328

TOTAL CURRENT LIABILITIES	38,996	23,559	431	—	62,986
Long-term debt	292,545	—	—	—	292,545
Other long-term liabilities	5,730	16,763	188	—	22,681
Total shareholders' equity (deficit)	(10,486)	126,338	2,948	(123,041)	(4,241)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$326,785	$166,660	$3,567	$(123,041)	$373,971

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Balance Sheet
As of December 31, 2001

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash	$2,714	$832	$1,443	$—	$4,989
Accounts receivable, net	20,014	30,516	1,098	—	51,628
Inventories	23,030	23,925	945	—	47,900
Intercompany	58,692	(58,584)	(108)	—	—
Other current assets	9,046	9,594	184	—	18,824

TOTAL CURRENT ASSETS	113,496	6,283	3,562	—	123,341
Rental equipment, net	6,256	65,009	58	—	71,323
Property, plant and equipment, net	23,708	36,222	191	—	60,121
Investment in subsidiaries	122,864	—	—	(122,864)	—
Other assets	55,899	86,159	—	—	142,058

TOTAL ASSETS	$322,223	$193,673	$3,811	$(122,864)	$396,843

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$5,001	$—	$—	$—	$5,001
Accounts payable	12,579	14,548	213	—	27,340
Accrued liabilities	20,004	13,742	311	—	34,057

TOTAL CURRENT LIABILITIES	37,584	28,290	524	—	66,398
Long-term debt	286,945	—	—	—	286,945
Other long-term liabilities	4,461	22,132	186	—	26,779
Total shareholders' equity (deficit)	(6,767)	143,251	3,101	(122,864)	16,721

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$322,223	$193,673	$3,811	$(122,864)	$396,843

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Year Ended December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
Net sales	$180,863	$188,340	$9,081	$378,284
Cost of sales	121,538	121,866	6,004	249,408

Gross profit	59,325	66,474	3,077	128,876
Selling, general and administrative expenses	40,422	49,188	1,611	91,221
Facility closing and severance expenses	3,827	1,572	—	5,399
Amortization of goodwill and intangibles	373	230	—	603
Management fees	(300)	—	300	—

Income from operations	15,003	15,484	1,166	31,653
Other expenses
Interest expense	33,101	866	—	33,967
Loss on disposals of property, plant and equipment	728	387	—	1,115
Other expense (income), net	(35)	44	71	80

Income (loss) before provision (benefit) for income taxes and cumulative effect of change in accounting principle	(18,791)	14,187	1,095	(3,509)
Provision (benefit) for income taxes	(2,067)	1,561	120	(386)

Income (loss) before cumulative effect of change in accounting principle	(16,724)	12,626	975	(3,123)
Cumulative effect of change in accounting principle, net of income tax benefit of $2,754	—	(17,140)	—	(17,140)

Net income (loss)	$(16,724)	$(4,514)	$975	$(20,263)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Year Ended December 31, 2001

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
Net sales	$183,365	$200,939	$9,396	$393,700
Cost of sales	122,039	126,480	5,911	254,430

Gross profit	61,326	74,459	3,485	139,270
Selling, general and administrative expenses	38,006	57,983	1,543	97,532
Facility closing and severance expenses	442	6,918	—	7,360
Amortization of goodwill and intangibles	1,980	1,932	—	3,912
Management fees	(300)	—	300	—

Income from operations	21,198	7,626	1,642	30,466
Other expenses
Interest expense	34,463	561	—	35,024
Other expense (income), net	—	95	—	95

Income (loss) before provision for income taxes	(13,265)	6,970	1,642	(4,653)
Provision (benefit) for income taxes	(3,361)	1,766	416	(1,179)

Net income (loss)	$(9,904)	$5,204	$1,226	$(3,474)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Operations
Year Ended December 31, 2000

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
Net sales	$186,683	$171,493	$9,669	$367,845
Cost of sales	117,708	105,895	5,920	229,523

Gross profit	68,975	65,598	3,749	138,322
Selling, general and administrative expenses	41,653	49,124	2,164	92,941
Facility closing and severance expenses	1,860	657	—	2,517
Amortization of goodwill and intangibles	1,784	724	—	2,508
Management fees	(850)	689	161	—

Income from operations	24,528	14,404	1,424	40,356
Other expenses
Interest expense	22,669	(95)	—	22,574
Non-recurring item—Lawsuit judgment	—	15,341	—	15,341
Other expense, net	216	77	—	293

Income (loss) before provision (benefit) for income taxes and extraordinary item	1,643	(919)	1,424	2,148
Provision (benefit) for income taxes	826	(10)	655	1,471

Income (loss) before extraordinary item	817	(909)	769	677
Extraordinary loss, net of income tax benefit	(4,812)	—	—	(4,812)

Net income (loss)	(3,995)	(909)	769	(4,135)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	583	—	—	583

Net income (loss) available to common shareholders	$(4,578)	$(909)	$769	$(4,718)

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Year Ended December 31, 2002

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,514)	$(11,724)	$975	$(20,263)
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	17,140	—	17,140
Depreciation and amortization	7,712	16,026	50	23,788
Deferred income taxes	3,228	—	—	3,228
Gain on sales of rental equipment and fixed assets	(572)	(20,247)	(32)	(20,851)
Change in assets and liabilities, net of the effects of acquisitions	(5,834)	(13,460)	(998)	(20,292)

Net cash provided by (used in) operating activities	(4,980)	(12,265)	(5)	(17,250)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(6,658)	(4,489)	(130)	(11,277)
Proceeds from sales of fixed assets	1,105	877	28	2,010
Rental equipment additions	(758)	(17,619)	(34)	(18,411)
Proceeds from sale of rental equipment	3,018	32,550	73	35,641

Net cash provided by (used in) investing activities	(3,293)	11,319	(63)	7,963

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,141)	—	—	(4,141)
Issuance of long-term debt	8,050	—	—	8,050
Proceeds from sale/leaseback transaction	633	1,597	28	2,258
Issuance of common shares, net of issuance costs	131	—	—	131
Redemption of common shares and purchase of treasury shares	(205)	—	—	(205)
Repayment of loans to shareholders, net	502	—	—	502
Intercompany	2,194	(2,170)	(24)	—

Net cash provided by (used in) financing activities	7,164	(573)	4	6,595

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	107	107

Net increase (decrease) in cash	(1,109)	(1,519)	43	(2,585)
CASH, beginning of year	2,714	832	1,443	4,989

CASH, end of year	$1,605	$(687)	$1,486	$2,404

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Year ended December 31, 2001

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,904)	$5,204	$1,226	$(3,474)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,483	15,928	42	24,453
Deferred income taxes	(2,972)	—	—	(2,972)
Gain on sales of rental equipment and fixed assets	(1,062)	(13,039)	(83)	(14,184)
Change in assets and liabilities, net of the effects of acquisitions	(9,109)	15,049	(1,540)	4,400

Net cash provided by (used in) operating activities	(14,564)	23,142	(355)	8,223

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(4,065)	(5,679)	(180)	(9,924)
Proceeds from sales of fixed assets	34	132	3	169
Rental equipment additions	(1,565)	(24,317)	(51)	(25,933)
Proceeds from sale of rental equipment	2,193	20,390	159	22,742
Acquisitions	(40,707)	—	—	(40,707)

Net cash used in investing activities	(44,110)	(9,474)	(69)	(53,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(48,532)	—	—	(48,532)
Issuance of long-term debt	93,751	—	—	93,751
Issuance of Class A common shares	5,334	—	—	5,334
Financing costs incurred	(791)	—	—	(791)
Purchase of treasury shares	(928)	—	—	(928)
Intercompany	10,951	(12,011)	1,060	—

Net cash provided by (used in) financing activities	59,785	(12,011)	1,060	48,834

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	(197)	(197)

Net increase in cash	1,111	1,657	439	3,207
CASH, beginning of year	1,603	(825)	1,004	1,782

CASH, end of year	$2,714	$832	$1,443	$4,989

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Supplemental Consolidating Condensed Statement of Cash Flows
Year ended December 31, 2000

	Dayton Superior Corporation	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,995)	$(909)	$769	$(4,135)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Extraordinary loss	4,812	—	—	4,812
Depreciation and amortization	7,192	9,242	36	16,470
Deferred income taxes	(1,150)	(104)	279	(975)
Gain on sales of rental equipment and fixed assets	(1,041)	(8,757)	(48)	(9,846)
Change in assets and liabilities, net of the effects of acquisitions	(152)	(7,500)	(813)	(8,465)

Net cash provided by (used in) operating activities	5,666	(8,028)	223	(2,139)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(7,063)	(4,537)	(78)	(11,678)
Proceeds from sales of fixed assets	32	163	—	195
Rental equipment additions	(1,939)	(16,106)	(65)	(18,110)
Proceeds from sale of rental equipment	2,500	14,723	86	17,309
Acquisitions	(25,054)	—	—	(25,054)
Refunds of purchase price on acquisitions	2,148	—	—	2,148

Net cash used in investing activities	(29,376)	(5,757)	(57)	(35,190)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(122,185)	—	—	(122,185)
Issuance of long-term debt	239,171	—	—	239,171
Prepayment premium on extinguishments of long-term debt and interest rate swap agreements	(476)	—	—	(476)
Financing cost on unused long-term debt commitment	(750)	—	—	(750)
Issuance of Class A common shares	93,544	—	—	93,544
Redemption of Class A common shares	(164,316)	—	—	(164,316)
Financing costs incurred	(9,761)	—	—	(9,761)
Dividends on Company-obligated mandatorily redeemable convertible trust preferred securities, net of income tax benefit	(583)	—	—	(583)
Intercompany	(12,819)	13,321	(502)	—

Net cash provided by (used in) financing activities	21,825	13,321	(502)	34,644

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	—	(86)	(86)

Net decrease in cash	(1,885)	(464)	(422)	(2,771)
CASH, beginning of year	3,488	(361)	1,426	4,553

CASH, end of year	$1,603	$(825)	$1,004	$1,782

(5) Company-obligated Mandatorily Redeemable Convertible Trust Preferred Securities

        In October 1999, the Company completed an underwritten public offering of 1,062,500 Company-obligated mandatorily redeemable convertible trust preferred securities at a price of $20 per security.

Net proceeds to the Company after issuance costs were $19,554. The securities were issued by a limited purpose Delaware trust which used the proceeds to purchase from the Company the same principal amount of convertible junior subordinated debentures. The securities were guaranteed by the Company on a subordinated basis.

        As a result of the recapitalization, the trust was dissolved. The securities converted to debentures having the right to receive cash in the amount of $23,375 ($22.00 per preferred security), plus accrued interest. As of December 31, 2002, $22,265 of the debentures had been redeemed. Interest is payable on the preferred securities at the rate of 9.1%.

(6) Common Shares

  (a) Stock Option Plan—

        Upon consummation of the recapitalization, the Company adopted the 2000 Stock Option Plan of Dayton Superior Corporation ("Stock Option Plan"). The Stock Option Plan permits the grant of stock options to purchase 683,159 common shares. Options to purchase 147,225, 5,506 and 473,016 common shares were granted during 2002, 2001, and 2000, respectively. Options that are cancelled may be reissued.

        The Stock Option Plan constitutes the amendment and merger into one plan of four previous option plans and governs options that remain outstanding following the recapitalization, as well as new option grants. The terms of the new option grants are as follows:

  •
  Options to purchase 22,997 common shares were exercisable when granted.

  •
  Options to purchase 30,850 common shares became exercisable in 2002.

  •
  Options to purchase 6,426 common shares will become exercisable in 2003.

  •
  Options to purchase 8,392 common shares will become exercisable in 2004.

  •
  Options to purchase 6,250 common shares will become exercisable in 2005.

  •
  The remaining options to purchase 513,053 common shares are eligible to become exercisable in installments over one to five years based on the Company's performance, but, in any case, become exercisable no later than nine years after the grant date.

  •
  These options may be subject to accelerated vesting upon certain change in control events based on Odyssey's return on investment. Under the Stock Option Plan, the option exercise price equals the stock's market price on date of grant. The Company accounts for these plans under APB Opinion No. 25, under which no compensation costs have been recognized. Had compensation cost for these plans been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the

    Company's net income (loss) available to common shareholders would have been reduced to the following pro forma amounts:

		2002	2001	2000
Net income (loss) available to common shareholders:	As Reported	$(20,263)	$(3,474)	$(4,718)
	Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effect	(284)	(633)	(1,068)

	Pro Forma	$(20,547)	$(4,107)	$(5,786)

        A summary of the status of the Company's stock option plans at December 31, 2002, 2001, and 2000, and changes during the years then ended is presented in the table and narrative below:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 1999	442,283	9.28
Granted at a weighted average fair value of $7.65	473,016	27.00
Exercised	(344,353)	8.85

Outstanding at December 31, 2000	570,946	24.22
Granted at a weighted average fair value of $7.65	5,506	27.50
Exercised	(9,134)	21.20
Cancelled	(26,060)	27.00

Outstanding at December 31, 2001	541,258	24.17
Granted at a weighted average fair value of $5.43	147,225	27.50
Exercised	(3,050)	2.29
Cancelled	(13,749)	25.21

Outstanding at December 31, 2002	671,684	$25.00

        Price ranges and other information for stock options outstanding at December 31, 2002 are as follows:

	Outstanding			Exercisable
Range of Exercise Prices	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life	Shares	Weighted Average Exercise Price
$1.96—$ 4.00	40,887	$2.45	1.7 years	40,887	$2.45
$12.50—$12.63	4,929	12.56	4.5	4,929	12.56
$16.81—$19.91	38,264	18.11	5.6	38,264	18.11
$27.00—$27.50	587,604	27.12	8.0	104,012	27.04

	671,684	$25.00	7.5 years	188,092	$19.50

        The fair value of each option grant is estimated on the date of grant using the Black Scholes options pricing model with the following weighted average assumptions used for grants in 2002, 2001, and 2000, respectively:

	2002	2001	2000
Risk-free interest rates	3.70%	5.55%	5.55%
Expected dividend yield	0%	0%	0%
Expected lives	6 years	6 years	6 years
Expected volatility	0.00%	0.00%	0.00%

  (b) Treasury Shares—

        During 2002 and 2001, the Company repurchased common shares from former employees in conjunction with the facility closing and severance plans discussed in Note 11. There were 7,459 shares repurchased in 2002 for $205, and 29,288 shares repurchased in 2001 for $979.

(7) Retirement Plans

  (a) Company-Sponsored Pension Plans—

        The Company's pension plans cover virtually all hourly employees not covered by multi-employer pension plans and provide benefits of stated amounts for each year of credited service. The Company funds such plans at a rate that meets or exceeds the minimum amounts required by applicable regulations. The plans' assets are primarily invested in mutual funds comprised primarily of common stocks and corporate and U.S. government obligations.

  Postretirement Benefits—

        The Company provides postretirement health care benefits on a contributory basis and life insurance benefits for Symons salaried and hourly employees who retired prior to May 1, 1995.

	PENSION BENEFITS 2002	PENSION BENEFITS 2001	SYMONS POSTRETIREMENT BENEFITS 2002	SYMONS POSTRETIREMENT BENEFITS 2001
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year	$7,059	$6,166	$820	$774
Service cost	428	439	—	—
Interest cost	502	454	57	61
Amendments	120	—	—	—
Actuarial loss (gain)	479	301	27	93
Benefits paid	(361)	(301)	(183)	(108)

Benefit obligation at end of year	$8,227	$7,059	$721	$820

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year	$6,716	$6,247	$—	$—
Actual return (loss) on plan assets	(457)	206	—	—
Employer contribution	914	564	183	108
Benefits paid	(361)	(301)	(183)	(108)

Fair value of plan assets at end of year	$6,812	$6,716	$—	$—

FUNDED STATUS	$(1,415)	$(343)	$(720)	$(820)
Unrecognized prior service cost	(32)	(147)	192	216
Unrecognized net loss (gain)	1,402	(94)	(39)	(66)

Net amount recognized	$(45)	$(584)	$(567)	$(670)

AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION CONSIST OF:
Accrued benefit liability	$(1,415)	$(584)	$(567)	$(670)
Accumulated other comprehensive income	1,370	—	—	—

Net amount recognized	$(45)	$(584)	$(567)	$(670)

ASSUMPTIONS AS OF DECEMBER 31
Discount rate	6.75%	7.25%	6.75%	7.50%
Expected return on plan assets	8%	8%	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A	N/A
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost	$428	$439	$—	$—
Interest cost	502	454	57	61
Expected return on plan assets	(560)	(494)	—	—
Amortization of prior service cost	(5)	(6)	24	24

Net periodic pension cost	$365	$393	$81	$85

        As of December 31, 2002 and 2001, the plan had accumulated benefit obligations in excess of plan assets and the accumulated benefit obligation was equal to the projected benefit obligation.

        For purposes of determining the liability for other postretirement health care benefits, the weighted average assumed rate of increase in the per capita cost of covered benefits is 8.5% for 2003 gradually decreasing from 2004 to 2009 until an ultimate rate of 5.00% is assumed for the years 2010 and beyond. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage point change in assumed health care cost trend rates would have the following effects:

	1 Percentage Point Increase	1 Percentage Point Decrease
Effect on total of service and interest cost components	$6	$(5)
Effect on the postretirement benefit obligation	91	(81)

  (b) Multi-Employer Pension Plan—

        Approximately 11% of the Company's employees are currently covered by collectively bargained, multi-employer pension plans. Contributions are determined in accordance with the provisions of negotiated union contracts and generally are based on the number of hours worked. The Company does not have the information available to determine its share of the accumulated plan benefits or net assets available for benefits under the multi-employer pension plans. The aggregate amount charged to expense under these plans was $347, $380, and $274, for the years ended December 31, 2002, 2001, and 2000, respectively.

  (c) 401(k) Savings Plan—

        Most employees are eligible to participate in Company sponsored 401(k) savings plans. Company matching contributions vary from 0% to 50% according to terms of the individual plans and collective bargaining agreements. The aggregate amount charged to expense under these plans was $993, $1,000, and $918, for the years ended December 31, 2002, 2001, and 2000, respectively.

  (d) Retirement Contribution Account—

        The Company has a defined contribution plan for substantially all salaried employees. No contributions are permitted by employees, and the Company contributes 1.5% to 6.0% of eligible compensation, depending on the age of the employee. The amount charged to expense for the years ended December 31, 2002, 2001 and 2000 was $1,791, $1,905 and $1,559, respectively.

(8) Income Taxes

        The following is a summary of the components of the Company's income tax provision for the years ended December 31, 2002, 2001, and 2000:

	2002	2001	2000
Currently payable (receivable):
Federal	$(3,397)	$(258)	$1,782
State and local	(354)	555	475
Deferred (future tax benefit)	3,365	(1,476)	(786)

Total provision (benefit)	$(386)	$(1,179)	$1,471

        The effective income tax rate differs from the statutory federal income tax rate for the years ended December 31, 2002, 2001, and 2000 for the following reasons:

	2002	2001	2000
Statutory income tax rate	34.0%	34.0%	34.0%
State income taxes (net of federal tax benefit)	(4.1)	4.0	4.3
Nondeductible goodwill amortization and other permanent differences	(8.6)	(12.7)	30.2
Foreign income taxes	(10.3)	—	—

Effective income tax rate	11.0%	25.3%	68.5%

        The components of the Company's future income tax benefits and deferred tax liabilities as of December 31, 2002 and 2001 are as follows:

	2002	2001
Current deferred taxes:
Inventory reserves	$668	$490
Accounts receivable reserves	876	2,778
Accrued liabilities	4,628	4,678
Other	22	16

Total	6,194	7,962

Long-term deferred taxes:
Accelerated depreciation	(18,504)	(18,594)
Other long-term liabilities	3,993	4,271
Other	2,592	958

Total	(11,919)	(13,365)

Net deferred taxes	$(5,725)	$(5,403)

        For federal income tax purposes, the Company has federal net operating tax loss carryforwards of $1,769, which expire over a three year period beginning in 2019. The Company also has state net operating tax loss carryforwards of $758, which expire over a period of five to twenty years beginning in 2006.

(9) Segment Reporting

        In an effort to reduce cost and enhance customer responsiveness, the Company consolidated its overhead structure from five marketing arms down to two effective January 1, 2003. Accordingly, the Company changed its reporting as a result of this consolidation such that it now reports under two segments: Construction Products Group and Symons. Construction Products Group and Symons sell primarily to external customers and are differentiated by their products and services, both of which serve the construction industry. Construction Products Group sells concrete accessories, which are used in connecting forms for poured-in-place concrete walls, anchoring or bracing for walls and floors, supporting bridge framework and positioning steel reinforcing bars; masonry accessories, which are placed between layers of brick and concrete blocks and covered with mortar to provide additional strength to walls; paving products which are used in the construction and rehabilitation of concrete roads, highways, and airport runways to extend the life of the pavement; and construction chemicals which are used in conjunction with its other products. Symons sells and rents reusable engineered forms and related accessories used in the construction of concrete walls, columns and bridge supports to hold concrete in place while it hardens and construction chemicals which are used in conjunction with its other products.

        Sales between Construction Products Group and Symons are recorded at normal selling price by the selling segment and at cost for the buying segment, with the profit recorded as an intersegment elimination. Segment assets include accounts receivable; inventories; property, plant, and equipment; rental equipment; and an allocation of goodwill. Corporate and unallocated assets include cash, prepaid income taxes, future tax benefits, and financing costs. Export sales and sales by non-U.S. affiliates are not significant.

        Information about the income (loss) of each segment and the reconciliations to the consolidated amounts for the years ended December 31, 2002, 2001, and 2000 is as follows:

	2002	2001	2000
Construction Products Group	$259,450	$267,222	$237,632
Symons	118,834	126,478	130,213

Net sales to external customers	$378,284	$393,700	$367,845

Construction Products Group	$13,123	$13,990	$13,578
Symons	8,107	7,052	6,243

Net sales to other segments	$21,230	$21,042	$19,821

Construction Products Group	$28,265	$29,315	$30,157
Symons	27,076	31,324	16,709
Intersegment Eliminations	(11,032)	(11,187)	(9,949)
Corporate	(47,818)	(54,105)	(34,769)

Income (loss) before income taxes	$(3,509)	$(4,653)	$2,148

Construction Products Group	$6,665	$6,455	$4,454
Symons	12,417	9,936	5,668
Corporate	1,768	1,899	2,491

Depreciation	$20,850	$18,290	$12,613

Construction Products Group	$258	$375	$335
Symons	229	16	16
Corporate	116	3,521	2,157

Amortization of goodwill and intangibles	$603	$3,912	$2,508

        Information regarding each segment's assets and the reconciliation to the consolidated amounts as of December 31, 2002 and 2001 is as follows:

	2002	2001
Construction Products Group	$159,955	$150,001
Symons	115,071	119,854
Corporate and Unallocated	98,945	126,988

Total Assets	$373,971	$396,843

        Information regarding capital expenditures by segment and the reconciliation to the consolidated amounts for the years ended December 31, 2002, 2001 and 2000 is as follows:

	2002	2001	2000
Construction Products Group	$7,968	$6,629	$8,759
Symons	2,520	2,320	1,949
Corporate	789	975	970

Property, Plant, and Equipment Additions	$11,277	$9,924	$11,678

Construction Products Group	$864	$1,664	$2,041
Symons	17,547	24,269	16,069

Rental Equipment Additions	$18,411	$25,933	$18,110

(10) Commitments and Contingencies

  (a) Operating Leases—

        Rental expense for property, plant and equipment (principally office and warehouse facilities and office equipment) was $6,318, $6,599, and $4,731, for the years ended December 31, 2002, 2001 and 2000, respectively. Lease terms generally range from one to ten years and some contain renewal options.

        Aggregate minimum annual rental commitments under non-cancelable operating leases are as follows:

	Operating Leases	Sale-Leaseback	Total
2003	$4,478	$175	$4,653
2004	3,262	—	3,262
2005	2,540	—	2,540
2006	2,048	—	2,048
2007	587	—	587
Thereafter	85	—	85

Total	$13,000	$175	$13,175

  (b) Litigation—

        Symons was a defendant in a civil suit brought by EFCO Corp., a competitor of Symons in one portion of their business. EFCO Corp. alleged that Symons engaged in false advertising, misappropriation of trade secrets, intentional interference with contractual relations, and certain other activities. After a jury trial, preliminary damages of approximately $14,100 were awarded against Symons in 1999, and both parties were enjoined from engaging in certain conduct. The Company recorded a $15,000 charge in the second quarter of 2000 after its unsuccessful appeal. In October 2000, Symons satisfied the judgment of $14,100, post-judgment interest of $1,134, and reimbursement of EFCO's defense costs of $107, by payment to EFCO from the Company's cash on hand and from the Company's revolving credit facility.

        Symons has made a claim to its primary and excess insurance carriers for "advertising injury" and other claims under its insurance policies to recover its defense costs and for indemnification of the false advertising and the misappropriation of trade secrets portions of the EFCO judgment.

        From time to time, the Company is involved in various legal proceedings arising out of the ordinary course of business. None of the matters in which the Company is currently involved, either individually, or in the aggregate, is expected to have a material adverse effect on the Company's business or financial condition.

  (c) Self-Insurance—

        The Company is self-insured for certain of its group medical, workers' compensation and product and general liability claims. The Company has stop loss insurance coverage at various per occurrence and per annum levels depending on the type of claim. The Company consults with third party administrators to estimate the reserves required for these claims. No material revisions were made to the estimates for the years ended December 31, 2002, 2001 and 2000. The Company has reserved $6,890, and $6,911 as of December 31, 2002 and 2001, respectively.

  (d) Severance Obligations—

        The Company has employment agreements with its executive management and severance agreements with certain of its key management-level personnel, with annual base compensation ranging in value from $80 to $390. The agreements generally provide for salary continuation in the event of termination without cause for periods of one to two years. The agreements also contain certain non-competition clauses. As of December 31, 2002, the remaining aggregate commitment under these severance agreements if all individuals were terminated without cause was approximately $3,932.

(11) Facility Closing and Severance Expenses

        During 2000, as a result of the acquisition of Conspec, the Company approved and began implementing a plan to consolidate certain of the Company's existing operations. In conjunction with the consolidation, two of the Company's facilities were closed. Accordingly, a facility closing and severance expense of approximately $2,500 was recorded during 2000, of which approximately $400 related to idle machinery and equipment write-offs, and approximately $2,100 related to future lease payments and employee severance.

        During the second quarter of 2001, the Company approved and began implementing plans to exit seven manufacturing and distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. The total anticipated cost of the facility closures and severance was approximately $5,700 and the estimated number of employee terminations was approximately 400. The total estimated exit costs are comprised of approximately $2,400 related to employee involuntary termination benefits, approximately $700 related to lease termination costs, approximately $1,100 related to relocation of operations and approximately $1,500 related to other post-closing maintenance costs. Accordingly, the Company recorded a facility closing and severance expense of approximately $5,700 in 2001.

        During the fourth quarter of 2001, the Company approved and began implementing a plan to exit one additional manufacturing facility and further reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. The total anticipated cost of the facility closure and severance was $1,700, and was to encompass approximately 100 employee terminations. The total estimated costs are comprised of approximately $1,300 related to employee involuntary termination benefits, approximately $100 related to lease termination costs and approximately $300 related to other post-closing maintenance costs. Accordingly, the Company recorded a facility closing and severance expense of approximately $1,700 in 2001.

        The total expense related to the above activities in 2001 of approximately $7,400 was comprised of approximately $3,700 of employee involuntary termination benefits, approximately $800 of lease termination costs, approximately $1,100 related to relocation of operations, and approximately $1,800 of other post-closing maintenance costs.

        During the second quarter of 2002, the Company approved and began implementing plans to exit one of its distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. The total anticipated cost of the facility closure and severance was approximately $440, and encompassed eight employee terminations. The total estimated exit costs were comprised of approximately $190 related to employee involuntary termination benefits and approximately $250 related to lease termination costs and other post-closing maintenance costs. Accordingly, the Company incurred and recorded a facility closing and severance expense of approximately $440 in 2002.

        During the third quarter of 2002, the Company approved and began implementing plans to exit certain of its distribution facilities and to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. The total anticipated cost of the facility closure and severance was approximately $2,285 and encompassed approximately 100 employee terminations. The total estimated exit costs were comprised of approximately $1,685 related to employee involuntary termination benefits, approximately $430 related to lease termination costs, and approximately $170 related to other post-closing maintenance costs. Accordingly, the Company incurred and recorded a facility severance and closing expense of approximately $2,285 in 2002.

        During the fourth quarter of 2002, the Company approved and began implementing plans to reduce overall Company headcount in order to keep its cost structure in alignment with its net sales. The total anticipated cost of the severance was approximately $2,500 and encompassed approximately 80 employee terminations. Accordingly, the Company incurred and recorded severance expense of $2,500 in 2002.

        During 2001, the Company approved and began implementing two plans to exit certain manufacturing and distribution facilities and to reduce overall Company headcount. As a result of the continued implementation of the plans, the Company incurred approximately $200 of facility closing and severance expense in 2002, which is related primarily to facility relocation of operations, which are required to be expensed as incurred rather than accrued in advance.

        The total expense related to the above activities in 2002 of approximately $5,400 was comprised of approximately $4,400 of employee involuntary termination benefits, approximately $600 of lease termination costs, and approximately $400 of other post-closing maintenance costs. Below is a summary of the amounts charged against the facility closing and severance reserve in 2002 and 2001:

	Year Ended December 31, 2002	Year Ended December 31, 2001
Beginning Balance	$2,908	$1,920
Facility Closing and Severance Expense	5,399	7,360
Items Charged Against Reserve:
Involuntary Termination Benefits	(3,045)	(2,400)
Lease Termination Costs	(638)	(1,300)
Relocation of Operations	(256)	(1,100)
Other Post-closing Costs	(989)	(1,572)

Ending Balance	$3,379	$2,908

(12) Related Party Transactions

        During 2002, the Company reimbursed Odyssey for $228 of out-of-pocket expenses. In conjunction with the acquisition of Aztec Concrete Accessories, Inc. ("Aztec"), the Company paid Odyssey a $350 fee, plus out-of-pocket expenses of $107 during 2001. In conjunction with the recapitalization and the related financing transactions, the Company paid Odyssey a fee of $4,000, plus out-of-pocket expenses of $699 during 2000.

(13) Quarterly Financial Information (Unaudited)

	2002
Quarterly Operating Data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$78,502	$106,506	$105,285	$87,991	$378,284
Gross profit	26,517	36,587	36,623	29,149	128,876
Income (loss) before cumulative effect of change in accounting principle	(3,010)	2,890	2,587	(5,590)	(3,123)
	2001
Quarterly Operating Data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$83,357	$111,064	$109,326	$89,953	$393,700
Gross profit	26,610	40,847	39,357	32,456	139,270
Net income (loss)	(4,591)	1,245	2,000	(2,128)	(3,474)
	2000
Quarterly Operating Data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$76,505	$98,000	$107,717	$85,623	$367,845
Gross profit	27,131	37,233	41,970	31,988	138,322
Income (loss) before extraordinary item	473	(2,972)	3,870	(694)	677

(14) Prior Year Disaggregations

        Certain revisions have been made to the accompanying consolidated financial statements and related notes as of December 31, 2001. In order to maintain consistency and comparability between periods presented, disaggregations of certain financial statement amounts and note disclosures have been made to conform to the financial statement presentation of the current period as follows:

  •
  Consolidated Balance Sheets—Intangible assets for 2001 have been disclosed separately from goodwill.

  •
  Notes to Consolidated Financial Statements—Note 3, Summary of Significant Accounting Policies—Note 3(d)—Intangible assets for 2001 have been disclosed separately from goodwill.

DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES
Schedule II—Valuation and Qualifying Accounts
Years Ended December 31, 2002, 2001 and 2000
(Amounts in thousands)

	Additions				Deductions
	Balance at Beginning of Year	Charged to Costs and Expenses	Other		Charges for Which Reserves Were Created	Balance at End of Year
Allowances for Doubtful Accounts and Sales Returns and Allowances
For the year ended December 31, 2002	$7,423	$1,848	—		$(4,410)	$4,861
For the year ended December 31, 2001	5,331	2,156	102	(1)	(166)	7,423
For the year ended December 31, 2000	5,589	2,740	—		(2,998)	5,331

(1)    Acquisition of BarLock and Aztec Concrete Accessories, Inc.

QuickLinks

  Exhibit 99.2
INDEX TO FINANCIAL STATEMENTS
Report of Independent Auditors
Report Of Independent Public Accountants
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Balance Sheets As of December 31 (Amounts in thousands, except share amounts)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations Years Ended December 31 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Shareholders' Equity (Deficit) Years Ended December 31, 2002, 2001, and 2000 (Amounts in thousands, except share amounts)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Cash Flows Years Ended December 31 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Consolidated Statements of Comprehensive Loss Years Ended December 31 (Amounts in thousands)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Notes to Consolidated Financial Statements December 31, 2002, 2001 and 2000 (Dollar amounts in thousands, except share and per share amounts)
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Balance Sheet As of December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Balance Sheet As of December 31, 2001
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Year Ended December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Year Ended December 31, 2001
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Operations Year Ended December 31, 2000
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Year Ended December 31, 2002
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Year ended December 31, 2001
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Supplemental Consolidating Condensed Statement of Cash Flows Year ended December 31, 2000
DAYTON SUPERIOR CORPORATION AND SUBSIDIARIES Schedule II—Valuation and Qualifying Accounts Years Ended December 31, 2002, 2001 and 2000 (Amounts in thousands)